UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

URS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-7567	94-1381538
(Commission File No.)	(IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:   (415) 774-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01. Entry into a Material Definitive Agreement.

On June 30, 2010, URS Corporation (“URS”) and Universe Bidco Limited, a wholly-owned subsidiary of URS (“Bidco”), announced their revised recommended cash offer pursuant to Rule 2.5 of the United Kingdom City Code on Takeovers and Mergers (the “Revised Offer”) to acquire Scott Wilson Group plc. (“Scott Wilson”), a U.K.-based infrastructure engineering and design firm.    Under the terms of the Revised Offer, Bidco will offer to purchase all of the shares of Scott Wilson for approximately £223 million, or approximately $337 million (based on an exchange rate of 1.51 GBP per 1 USD). Each shareholder of Scott Wilson may elect to receive £2.90 per share in cash or, alternatively, to accept a revised loan note instrument (“Loan Note  Instrument”) for the same cash value, guaranteed by URS.  URS will finance the Revised Offer from its existing cash resources. The Revised Offer was approved by both URS’ and Scott Wilson’s board of directors.

On July 2, 2010, URS announced that Bidco purchased  from CH2M HILL  Star Holdings  the 9,656,277 shares that CH2M HILL Star Holdings had previously bought in Scott Wilson, representing approximately 13.1% of the outstanding  Scott Wilson shares.

Both parties intend that the Revised Offer will be structured  as  a court-sanctioned scheme of arrangement (the “Scheme”) under Part 26 of the United Kingdom Companies Act 2006 (the “2006 Act”), including an associated capital reduction (the “Capital Reduction”).  The Offer will be subject to a number of customary terms and conditions, including regulatory and other clearances, authorizations and approvals, among them approval of the U.K. courts and regulators in various jurisdictions as well as two separate approvals of the Scott Wilson shareholders, described in more detail in URS’ Current Report on Form 8-K filed with the SEC on June 29, 2010 (which description is incorporated herein by reference).   There can be no assurance that these approvals, authorizations or clearances, or any of them, will be obtained, that the other conditions to the Offer will be satisfied, that the Offer will be accepted over any competing offers, that the acquisition will be completed on these terms or at all or, if completed, that URS will realize any of the anticipated benefits of the transaction.

The foregoing description of the Revised Offer and the Loan Note Instrument is qualified in its entirety by reference to the full text of the Revised Offer and the Loan Note Instrument, which are filed as exhibits to this report and are incorporated into this report by reference.  The Revised Offer and the Loan Note Instrument, which have been included to provide investors with information regarding their respective terms, contain assurances and confirmations of each of URS, Scott Wilson and Bidco, are not intended to provide any other factual information about URS, Scott Wilson or Bidco. The assertions embodied in those assurances and confirmations were made for purposes of the various documents and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating their respective terms. In addition, certain assurances and confirmations were made as of a specific date, may be subject to a contractual standard of materiality different from the standard of what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, you should not rely on the assurances and confirmations in these documents as characterizations of the actual state of facts about URS, Scott Wilson or Bidco.

Item   7.01. Regulation FD Disclosure.

URS issued a press release on June 30, 2010, announcing the terms of the Revised Offer.  A copy of the press release, entitled “URS Increases Offer to 290 Pence Per Share For Scott Wilson Group,” is furnished as Exhibit 99.1 to this Form 8-K pursuant to Item 7.01.  Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, irrespective of any general incorporation language.

Forward-Looking Statements

Statements contained herein that are not historical facts may constitute forward-looking statements, including statements relating to the timing and satisfaction of any conditions to completion of the acquisition, as well as other acquisition terms and conditions.  We believe that our expectations are reasonable and are based on reasonable assumptions; however, we caution you against relying on any of our forward-looking statements as such forward-looking statements by their nature involve risks and uncertainties. A variety of factors, including but not limited to the following, could cause the information and timing of events set forth in the forward-looking statements, as well as our business and financial results, to differ materially from those expressed or implied in our forward-looking statements: the risk that Scott Wilson shareholders will not approve the Scheme, the associated Capital Reduction and related matters; the risk that the approval of the U.K.  Courts and other required regulatory approvals and clearances will not be obtained on a timely basis or at all; the risk that there will be offers by other bidders that will ultimately be deemed to be  superior to the Offer by Bidco or be recommended by the  Scott Wilson  directors in lieu of the Bidco Offer; economic weakness and declines in client spending; changes in our book of business; our compliance with government contract procurement regulations; employee, agent or partner misconduct; our ability to procure government contracts; liabilities for pending and future litigation; environmental liabilities; availability of bonding and insurance; our reliance on government appropriations; unilateral termination provisions in government contracts; our ability to make accurate estimates and assumptions; our accounting policies; workforce utilization; our and our partners' ability to bid on, win, perform and renew contracts and projects; liquidated damages; our dependence on partners, subcontractors and suppliers; customer payment defaults; our ability to recover on claims; impact of target and fixed priced contract on earnings; the inherent dangers at our project sites; impairment of our goodwill; the impact of changes in laws and regulations; nuclear indemnifications and insurance; a decline in defense spending; industry competition; our ability to attract and retain key individuals; retirement plan obligations; our leveraged position and the ability to service our debt; restrictive covenants in our credit agreement; risks associated with international operations; business activities in high security risk countries; third-party software risks; natural and man-made disaster risks; our relationships with labor unions; our ability to protect our intellectual property rights; anti-takeover risks and other factors discussed more fully in our Form 10-Q for the period ended April 2, 2010 as well as in other reports subsequently filed from time to time with the United States Securities and Exchange Commission. The forward-looking statements represent our current intentions as of the date on which they were made and we assume no obligation to revise or update any forward-looking statements.

Important Acquisition Information

The transaction is proposed to be made by means of Scheme of Arrangement under the U.K. City Code on Takeovers and Mergers.  The Scheme is not subject to the tender offer or proxy rules under the United States Securities Exchange Act of 1934, as amended.  Accordingly, the Scheme is subject to the disclosure requirements, rules and practices applicable to schemes of under the U.K. City Code, which differ from the requirements of the United States tender offer and proxy rules.

No Offer or Solicitation

This Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Offer or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Item   9.01. Financial Statements and Exhibits.

Exhibits

2.1	Recommended Increased Cash Offer for Scott Wilson by Universe Bidco Limited, dated as of June 30, 2010.

4.1	Form of Universe Bidco Limited Loan Note Instrument constituting up to £30,000,000 Floating Range Loan Notes 2015.

99.1	Press Release, dated June 30, 2010, entitled “URS Increases Offer To 290 Pence Per Share For Scott Wilson Group.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Dated: July 7, 2010	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Description

Exhibit

2.1	Recommended Increased Cash Offer for Scott Wilson by Universe Bidco Limited, dated as of June 30, 2010.

4.1	Form of Universe Bidco Limited Loan Note Instrument constituting up to £30,000,000 Floating Range Loan Notes 2015.

99.1	Press Release, dated June 30, 2010, entitled “URS Increases Offer to 290 Pence Per Share For Scott Wilson Group.”